EXHIBIT 10.5

FIRST AMENDMENT TO SECURITY AGREEMENT

Reference is made to that certain Security Agreement dated as of July 3, 2013 between SignalShare, LLC as Debtor and NFS Leasing, Inc as Secured Party. (the “Security Agreement”).

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Debtor and Secured Party herby agree to the following amendment of the Security Agreement:

The definition of “Obligations” contained in the Security Agreement is hereby deleted in its entirety and replaced with the following definition:

"Obligations" shall mean:

(a)           all indebtedness and liabilities whatsoever of Debtor to Secured Party which in any manner relate to or arise from payments owed to Secured Party under a certain Master Equipment Lease Number 2013-218  dated as of  March 11, 2013 (“Master Lease”), whether direct, indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and

(b)           all indebtedness and liabilities whatsoever of Debtor to Secured Party which in any manner relate to or arise from payments owed to Secured Party under a certain Lease Schedule Termination and Loan Agreement and the related Loan Documents described therein, all dated as of even date herewith, whether direct, indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

Except to the extent modified by this First Amendment to Security Agreement, the Security Agreement is hereby ratified and affirmed in its entirety.

Witnessed our hands and seals and effective as of this 31st day of July, 2015.

Debtor: SIGNALSHARE, LLC

________________________________________	By: /s/ Aaron Dobrinsky
Witness	Name: Aaron Dobrinsky
Title: Manager

Secured Party: NFS LEASING, INC.

________________________________________	By: /s/ Clifford L. Rucker
Witness	Title: President